Exhibit 99.1

Marchex Announces Third Quarter 2021 Results

SEATTLE – November 9, 2021-- Marchex, Inc. (NASDAQ: MCHX), the award-winning AI-powered conversation intelligence company that helps businesses turn strategic insights into the actions that drive their most valued sales outcomes, today announced its financial results for the third quarter ended September 30, 2021.

Q3 2021 Financial Highlights

•	GAAP revenue was $13.7 million for the third quarter of 2021, compared to $13.8 million for the third quarter of 2020.

•

Q3 2021 Core analytics and solutions revenue was $13.7 million as compared to $12.9 million for the third quarter of 2020, which excludes the benefit of recognizing $776,000 of revenue that was reserved at the end of the 2020 second quarter during the pandemic given they did not meet recognition criteria under our revenue recognition policies at such time. Including this amount, core analytics and solutions revenue for the third quarter of 2020 was $13.6 million,

•

Net income from continuing operations was $3.3 million for the third quarter of 2021 or $0.07 per diluted share, compared to a net loss of $5.1 million or $0.11 per diluted share for the third quarter of 2020.

	Q3 2020	Q3 2021
GAAP Revenue	$13.8 million	$13.7 million
Non-GAAP Results:
Adjusted EBITDA from continuing operations	($3.3) million	Break Even
•	Adjusted non-GAAP income (loss) per share from continuing operations for the third quarter of 2021 was ($0.01) compared to ($0.06) for the third quarter of 2020.

Strategic Priorities and Growth Initiatives

•

Customer Traction. In the third quarter of 2021, Marchex signed an extension and renewal with one of its largest OEM auto customers through December 2022, including the ability to further extend the contract through 2025 with a multi-year framework based upon continued execution.  Additionally, Marchex also expanded its relationship with two additional OEM auto customers, which will extend these relationships over the course of 2022 and beyond.  Further, the company saw continued momentum with new enterprise customers across multiple product lines in auto, home services, health care and other verticals.

•

Company Achieves Profitability Target Ahead of Schedule.  In the third quarter, Marchex achieved break-even Adjusted EBITDA in part through continued progress with the company’s cost initiatives, including its technology and cloud-based infrastructure projects.

•	Conversation Volumes. Conversation volume trends during August and September softened somewhat in key verticals including home services and others as the pandemic resurged in the summer of 2021.

•

Marchex Announces New Integrations Hub for CPaaS, UCaas and CCaaS Platforms. The new integrations are part of the company’s Marchex Anywhere initiative that makes Marchex’s suite of industry-leading conversation intelligence services available to an expanding community of tens of thousands of businesses. Marchex Anywhere offers two types of integrations, Zero Code Integrations and

Communication Platform Integrations, that together dramatically expand the number of companies who can utilize and capitalize on Marchex conversation intelligence.

•

Marchex Wins the Overall SaaS Award for Analytics and Business Intelligence. The Company won this award in the Analytics + Business Intelligence Category of the 2021 APPEALIE SaaS Awards based on its leading conversation intelligence platform and sales engagement product suite. APPEALIE SaaS Award winners were selected using Net Promoter Scores™ (NPS), UI/UX, recent product improvements, and third-party analyst research, among other criteria.

The Overall SaaS award marks the 8th product award received by Marchex to date in 2021.  It also follows Marchex being named the industry leader for applied conversation intelligence by Opus Research in its 2021 Conversational Intelligence Intelliview research report.

“In the third quarter, we continued to make substantial business progress in positioning Marchex to capitalize on the opportunity in conversational intelligence,” said Russell Horowitz, Executive Chairman and Co-CEO.  “In addition to securing new long-term commitments with a number of our largest customers, we continue to make significant product and new customer progress that will serve as the foundation for our long-term growth.  These factors, combined with our investments in our cloud-based technology projects, enabled Marchex to achieve our profitability goals earlier than expected this year and demonstrates that we are moving toward a healthy overall strategic and financial profile.

Business Outlook

The following forward-looking statements reflect Marchex's expectations as of November 9, 2021.

“In the third quarter of 2021, with the pandemic resurgence, we saw customer conversation volumes in key categories declining in August and September, which impacted growth to a degree,” said Leila Kirske, CFO.  “However, we also saw progress with existing customer renewals, creating additional headroom for growth, along with continued traction with new product sales, which is driving the expansion of our long-term pipeline.  As a result, we believe we are well positioned going into next year.”

For the fourth quarter of 2021, similar to prior years, Marchex expects some degree of seasonality with revenue, as call volumes typically decline during the holidays.

“When we consider the seasonality impact on the fourth quarter, we anticipate that new sales traction will lead to similar growth to this year’s third quarter on an adjusted basis as compared to the fourth quarter of 2020 with adjusted core analytics and solutions revenue of $12.3 million.  Furthermore, as our new products continue to sell and contribute, we believe we should be at or near break-even on an Adjusted EBITDA basis for the fourth quarter. Additionally, we believe continued progress with our sales and cloud-based infrastructure initiatives can lead to an enhanced profitability profile going into next year that can give us the ability to continue investing to accelerate Marchex’s overall growth profile and leadership in the conversational intelligence and sales engagement markets,” said Kirske.

Management will hold a conference call, starting at 5:00 p.m. ET on Tuesday, November 9, 2021 to discuss its  third quarter ended September 30, 2021 financial results and other company updates. Access to the live webcast of the conference call will be available online from the Investors section of Marchex’s website at www.marchex.com. An archived version of the webcast will also be available at the same location two hours after completion of the call.

About Marchex

Marchex’s award-winning conversation intelligence platform, featuring AI-powered sales engagement and marketing solutions, helps businesses turn strategic insights into the actions that drive their most valued sales outcomes. Our multichannel voice and text capabilities enable sales and marketing teams to deliver the buying experiences that today’s customers expect. Marchex is the trusted conversation intelligence partner for market-leading companies in critical industries, including many of the world’s most innovative and successful brands.

Please visit http://www.marchex.com, www.marchex.com/blog or @marchex on Twitter (Twitter.com/Marchex), where Marchex discloses material information from time to time about the company, its financial information, and its business.

Forward-Looking Statements:

This press release contains forward-looking statements that involve substantial risks and uncertainties. All statements, other than statements of historical facts, included in this press release regarding our strategy, future operations, future financial position, future revenues, other financial guidance, acquisitions, dispositions, projected costs, prospects, plans and objectives of management are forward-looking statements. We may not actually achieve the plans, intentions, or expectations disclosed in our forward-looking statements and you should not place undue reliance on our forward-looking statements. Actual results or events could differ materially from the plans, intentions and expectations disclosed in the forward-looking statements we make. There are a number of important factors that could cause Marchex's actual results to differ materially from those indicated by such forward-looking statements including but not limited to product demand, order cancellations and delays, competition and general economic conditions. These factors are described in greater detail in the "Risk Factors" section of our most recent periodic report and registration statement filed with the SEC. All of the information provided in this release is as of November 9, 2021 and Marchex undertakes no duty to update the information provided herein.

In the event the press release contains links to third party websites or materials, the links are provided solely as a convenience to you. Marchex is not responsible for the content of linked third-party sites or materials and does not make any representations regarding the content or accuracy thereof.

Discontinued Operations:

In October 2020, the Company sold its interest in the Local Leads Platform, Call Marketplace and other assets not related to core conversational analytics and sales engagement solutions. As a result, the financial results of these dispositions are presented as discontinued operations net of tax in our condensed consolidated statements of operations in accordance with GAAP for the previous year presented.

Non-GAAP Financial Information:

To supplement Marchex's consolidated financial statements presented in accordance with GAAP and to provide clarity internally and externally, Marchex uses certain non-GAAP measures of financial performance and liquidity, including Adjusted EBITDA, Adjusted OIBA, and Adjusted non-GAAP income (loss) per share.

Adjusted EBITDA from continuing operations represents net income (loss) from continuing operations before (1) gain on loan extinguishment, (2) interest, (3) income taxes, (4) amortization of intangible assets from acquisitions, (5) depreciation and amortization, (6) stock-based compensation expense, (7) acquisition and disposition-related costs (benefit), (8) impairment of goodwill and intangibles assets from acquisitions, and (9) foreign government assistance subsidies. Marchex believes that Adjusted EBITDA is an alternative measure used by our management to understand and evaluate our core operating performance and trends, and that provides meaningful supplemental information regarding performance and evaluating performance and liquidity to measure its ability to fund operations and its financing obligations.

Adjusted OIBA from continuing operations represents Adjusted EBITDA from continuing operations adjusted for depreciation and amortization. This measure, among other things, is another metric by which Marchex evaluates the performance of its business. Adjusted OIBA is the basis on which Marchex's internal budgets are based and by which Marchex's management is currently evaluated. Marchex believes these measures are useful to investors because they represent Marchex's consolidated operating results, taking into account depreciation and other intangible amortization, which Marchex believes is an ongoing cost of doing business, but excluding the effects of certain other expenses as detailed above. Financial analysts and investors may use Adjusted EBITDA and Adjusted OIBA to help with comparative financial evaluation to make informed investment decisions.

Adjusted non-GAAP income (loss) per share from continuing operations represents Adjusted non-GAAP income (loss) from continuing operations divided by GAAP diluted shares outstanding. Adjusted non-GAAP income (loss) generally captures those items on the statement of operations that have been, or ultimately will be, settled in cash exclusive of certain items that are not indicative of Marchex’s recurring core operating results and represents net income (loss) applicable to common stockholders plus the net of tax effects of: (1) stock-based compensation expense, (2) acquisition and disposition related costs (benefit), (3) amortization of intangible assets from acquisitions, (4) impairment of goodwill and intangibles assets from acquisitions, (5) gain on loan extinguishment, (6) interest income and other, net, (7) net income from discontinued operations, net of tax, and (8) estimated impact of income taxes. Financial analysts and investors may use Adjusted non-GAAP income (loss) per share to analyze Marchex's financial performance since these groups have historically used EPS related measures, along with other measures, to estimate the value of a company, to make informed investment decisions, and to evaluate a company's operating performance compared to that of other companies in its industry.

Marchex's management believes that investors should have access to, and Marchex is obligated to provide, the same set of tools that management uses in analyzing the company's results. These non-GAAP measures should be considered in addition to results prepared in accordance with GAAP, and should not be considered in isolation, as a substitute for, or superior to, GAAP results. Marchex’s non-GAAP financial measures may be defined differently from time to time and may be defined differently than similar titled terms used by other companies, and accordingly, care should be exercised in understanding how Marchex defines its non-GAAP financial measures in this release. Marchex endeavors to compensate for the limitations of the non-GAAP measures presented by providing the comparable GAAP measure with equal or greater prominence, GAAP financial statements, and detailed descriptions of the reconciling items and adjustments, including quantifying such items, to derive the non-GAAP measure.

For further information, contact:

Trevor Caldwell
Marchex Investor Relations

Telephone: 206.331.3600
Email: ir@marchex.com

Or

MEDIA INQUIRIES

Marchex Corporate Communications

Telephone: 206.331.3434

Email: pr(at)marchex.com

MARCHEX, INC. AND SUBSIDIARIES

Condensed Consolidated Statements of Operations

(in thousands, except per share amounts)

(unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2020	2021	2020	2021
Revenue	$13,803	$13,700	$38,527	$40,686
Expenses:
Service costs (1)	5,634	5,507	15,429	16,389
Sales and marketing (1)	3,965	3,906	12,963	10,245
Product development (1)	5,167	3,178	15,832	13,289
General and administrative (1)	3,483	1,875	9,781	6,960
Amortization of intangible assets from acquisitions	1,206	1,149	4,175	3,708
Acquisition and disposition-related costs (benefit)	24	(18)	(972)	103
Total operating expenses	19,479	15,597	57,208	50,694
Impairment of goodwill	—	—	(14,688)	—
Impairment of intangible assets from acquisitions	—	—	(4,959)	—
Loss from operations	(5,676)	(1,897)	(38,328)	(10,008)
Gain on loan extinguishment	-	5,185	-	5,185
Interest income (expense) and other, net	(3)	(21)	139	2,453
Income (loss) before provision for income taxes	(5,679)	3,267	(38,189)	(2,370)
Income tax expense (benefit)	(535)	(43)	(1,860)	(15)
Net loss from continuing operations	(5,144)	3,310	(36,329)	(2,355)
Income from discontinued operations, net of tax	1,479	—	3,281	—
Net income (loss) applicable to common stockholders	$(3,665)	$3,310	$(33,048)	$(2,355)

Basic and diluted net income (loss) per Class A and Class B share applicable to common stockholders:
Continuing operations	$(0.11)	$0.07	$(0.77)	$(0.05)
Discontinued operations, net of tax	0.03	—	$0.07	$—
Basic and diluted net loss per Class A and Class B share applicable to common stockholders	$(0.08)	$0.07	$(0.70)	$(0.05)
Shares used to calculate basic net loss per share applicable to common stockholders
Class A	4,661	4,661	4,661	4,661
Class B	42,470	39,246	42,333	39,213
Shares used to calculate diluted net income (loss) per share applicable to common stockholders:
Class A	4,661	4,661	4,661	4,661
Class B	47,131	44,385	46,994	43,874

(1) Includes stock-based compensation allocated as follows:
Service costs	$7	$3	$29	$15
Sales and marketing	247	213	758	663
Product development	90	45	261	230
General and administrative	473	347	1,576	1,099
Total	$817	$608	$2,624	$2,007

MARCHEX, INC. AND SUBSIDIARIES

Condensed Consolidated Balance Sheets

(in thousands)

(unaudited)

	December 31,	September 30,
	2020	2021
Assets
Current assets:
Cash and cash equivalents	$33,851	$27,781
Accounts receivable, net	6,331	8,553
Prepaid expenses and other current assets	2,160	2,998
Total current assets	42,342	39,332
Property and equipment, net	2,747	2,625
Right-of-use lease asset	3,744	2,608
Other assets, net	1,345	987
Goodwill	17,558	17,558
Intangible assets from acquisitions, net	9,196	5,488
Total assets	$76,932	$68,598
Liabilities and Stockholders’ Equity
Current liabilities:
Accounts payable	$2,424	$2,658
Accrued benefits and payroll	5,975	4,468
Other accrued expenses and current liabilities	4,210	3,721
Deferred revenue and deposits	1,393	1,330
Lease liability, current	1,827	1,760
Loan obligations, current	5,123	—
Total current liabilities	20,952	13,937
Deferred tax liabilities	156	143
Lease liability non-current	3,136	1,926
Total liabilities	24,244	16,006
Stockholders’ equity:
Class A common stock	49	49
Class B common stock	365	368
Additional paid-in capital	350,960	353,216
Accumulated deficit	(298,686)	(301,041)
Total stockholders’ equity	52,688	52,592
Total liabilities and stockholders’ equity	$76,932	$68,598

MARCHEX, INC. AND SUBSIDIARIES

(in thousands)

(unaudited)

Reconciliation of GAAP Net Loss from Continuing Operations to Adjusted EBITDA from Continuing Operations and Adjusted Operating Income (Loss) Before Amortization (OIBA) from Continuing Operations

	Three Months Ended September 30,		Nine Months Ended September 30,
	2020	2021	2020	2021
Net loss from continuing operations	$(5,144)	$3,310	$(36,329)	$(2,355)
Gain on loan extinguishment	-	(5,185)	-	(5,185)
Interest income (expense) and other, net	3	21	(139)	(2,453)
Income tax expense (benefit)	(535)	(43)	(1,860)	(15)
Amortization of intangible assets from acquisitions	1,206	1,149	4,175	3,708
Depreciation and amortization	434	305	1,419	1,108
Stock-based compensation	817	608	2,624	2,007
Acquisition and disposition-related costs (benefit)	24	(18)	(972)	103
Impairment of goodwill	—	—	14,688	—
Impairment of intangible assets from acquisitions	—	—	4,959	—
Foreign government paycheck assistance and rent subsidies[1]	(117)	(134)	(369)	(433)
Adjusted EBITDA from continuing operations	$(3,312)	$13	$(11,804)	$(3,515)
Depreciation and amortization	434	305	1,419	1,108
Adjusted OIBA from continuing operations	$(3,746)	$(292)	$(13,223)	$(4,623)

[1]	Includes pandemic related wage and rent relief subsidies, recognized as a reduction of wages or rent during the period received.

MARCHEX, INC. AND SUBSIDIARIES

(in thousands)

(unaudited)

Reconciliation of GAAP Net Loss per Share to Adjusted Non-GAAP Loss from Continuing Operations per Share

	Three Months Ended September 30,		Nine Months Ended September 30,
	2020	2021	2020	2021
Net loss applicable to common stockholders, diluted	$(0.08)	$0.07	$(0.70)	$(0.05)
Stock-based compensation	0.02	0.01	0.06	0.05
Acquisition and disposition-related costs (benefit)	-	-	(0.02)	-
Amortization of intangible assets from acquisitions	0.03	0.03	0.09	0.08
Impairment of goodwill	-	-	0.31	-
Impairment of intangible assets from acquisitions	-	-	0.10	-
Gain on loan extinguishment	-	(0.12)	-	(0.12)
Interest income and other, net	-	-	-	(0.06)
Income from discontinued operations, net of tax	(0.04)	-	(0.08)	-
Foreign government paycheck assistance and rent subsidies	-	-	(0.01)	(0.01)
Estimated impact of income taxes	0.01	-	0.05	-
Adjusted non-GAAP loss from continuing operations per share	$(0.06)	$(0.01)	$(0.20)	$(0.11)

Shares used to calculate diluted net loss per share applicable to common stockholders (GAAP) and Adjusted Non-GAAP loss from continuing operations per share	47,131	44,385	46,994	43,874

[1]

For the purpose of computing the number of diluted shares for Adjusted Non-GAAP income (loss) from continuing operations per share, Marchex uses the accounting guidance that would be applicable for computing the number of diluted shares for GAAP net income (loss) per share.

MARCHEX, INC. AND SUBSIDIARIES

(in thousands)

(unaudited)

Revenue Reconciliation

	Three Months Ended				Nine Months Ended
($ in thousands)	9/30/2020	12/31/2020	9/30/2021	($ in thousands)	9/30/2020	9/30/2021
Core Analytics & Solutions Revenue[1]	$13,631	$12,546	$13,700	Core Analytics & Solutions Revenue[1]	$37,875	$40,686
Other analytics[2]	172	145	-	Other analytics[2]	652	-
Total Revenue	$13,803	$12,691	$13,700	Total Revenue	$38,527	$40,686

1 Core analytics and solutions revenue includes revenue from analytics and sales engagement solutions customers, including those that are purchasing or buying products derived from the company’s speech technology platform.

2 Includes revenue from consulting services or other analytics revenues.